                       Instructions With Respect to the
                          Offer to Purchase for Cash
                    All Outstanding Shares of Common Stock
          (Together with Associated Preferred Stock Purchase Rights)

                                      of

                              MYPOINTS.COM, INC.

                                      at

                              $2.60 Net Per Share

                                      by

                             UNV ACQUISITION CORP.

                         a wholly owned subsidiary of
                           UNITED NEWVENTURES, INC.

  The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated June 13, 2001, and the related Letter of Transmittal, in connection with the offer by UNV Acquisition Corp., a Delaware corporation ("Sub") and a wholly owned subsidiary of United NewVentures, Inc., to purchase all of the outstanding shares of common stock, par value $.001 per share of MyPoints.com, Inc., a Delaware corporation (the "Company") together with the associated preferred stock purchase rights issued pursuant to the Preferred Stock Rights Agreement, dated as of December 13, 2000, between the Company and Wells Fargo Shareholder Services, as rights agent ("Shares") at $2.60 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

  This will instruct you to tender to Sub the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

                                          SIGN BELOW

                                          _____________________________________
                                          Signature(s)
Number of
Shares to
   be                 Total Number of
Tendered:                 Shares*


                                          _____________________________________
                                          Please Print Name(s)

                                          _____________________________________

                                          Address
---------------------  ------------

                                          _____________________________________

*  Unless otherwise indicated, it         Account Number
   will be assumed that all of
   your Shares held by us for your
   account are to be tendered.

                                          _____________________________________
                                          Area Code and Telephone Number

                                          _____________________________________
                                          Taxpayer Identification Numbers(s)
                                          or Social Security Number(s)

                                          _____________________________________
                                          Dated:      , 2001